UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 25, 2008

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Street Towers, Suite 1360
150 South Fifth Street
Minneapolis, MN 55402

(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021

Registrant’s Telephone Number, including Area Code

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d)

On June 27, 2008, MAIR Holdings, Inc. (the “Company”), filed a Form 25 with the Securities and Exchange Commission and notified the NASDAQ Stock Market of the Company’s intent to delist its common stock.  The Form 25 will become effective ten days following its filing; therefore, July 7, 2008 will be the last date on which the Company’s stock is traded on the NASDAQ Stock Market.

Item 8.01         Other Events.

On June 25, 2008, the Company held a Special Meeting of Shareholders, at which the Company’s shareholders approved the Company’s dissolution and Plan of Liquidation.  The Plan of Liquidation provides that July 7, 2008, the last date on which the Company’s stock is traded on the NASDAQ Stock Market, will also be the record date for any liquidation distributions.  Accordingly, effective as of the close of trading July 7, 2008, certificates representing shares of the Company’s common stock will not be assignable or transferable on the Company’s books, except by will, intestate succession or operation of law.  The Plan of Liquidation approved by the shareholders is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Company’s press release announcing the shareholders’ authorization of the Company’s dissolution is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Plan of Liquidation dated June 25, 2008
99.1	Press Release dated June 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2008	By	/s/ Ruth M. Timm
Ruth M. Timm
	Its	Vice President, General Counsel